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                                                                      Exhibit 11


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement under the Securities Act of 1933 filed under Registration Statement No. 33-79194, of our report dated September 12, 1996 on the financial statements and financial highlights of the Qualivest Money Market Fund, Qualivest U.S. Treasury Money Market Fund, Qualivest Tax-Free Money Market Fund, Qualivest Intermediate Bond Fund, Qualivest Small Companies Value Fund, Qualivest Large Companies Value Fund, Qualivest Optimized Stock Fund, Qualivest Diversified Bond Fund, Qualivest International Opportunities Fund, Qualivest Allocated Conservative Fund, Qualivest Allocated Balanced Fund, Qualivest Allocated Growth Fund, and Qualivest Allocated Aggressive Fund, which are series of Qualivest Funds, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.






/s/ Deloitte & Touche LLP
---------------------------------------------
DELOITTE & TOUCHE LLP




Dayton, Ohio
November 22, 1996